333 North Central Avenue ▪ Phoenix, AZ 85004	Financial Contacts:		Media Contact:
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Freeport-McMoRan Copper & Gold Inc.
To Invest $500 Million in McMoRan Exploration Co.

PHOENIX, AZ, September 20, 2010 – Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) has agreed to purchase $500 million of 5¾% Convertible Perpetual Preferred Stock (“Preferred Stock”) of McMoRan Exploration Co. (NYSE: MMR) in connection with MMR’s proposed oil and gas property acquisition from Plains Exploration & Production Company (NYSE:PXP) (MMR’s press release dated September 20, 2010 is available at www.mcmoran.com).  The Preferred Stock is convertible into MMR common stock at a conversion price of $16 per share.  A group of institutional investors has also agreed to concurrently purchase $400 million in convertible securities, including a portion of the Preferred Stock, of MMR.

MMR is engaged in the exploration, development and production of oil and natural gas in the shallow waters of the Gulf of Mexico Shelf.  MMR is currently undertaking a major capital program involving its Davy Jones discovery and other high potential exploration opportunities.  FCX’s investment will allow it to participate in MMR’s highly prospective North American exploration and development activities, which have the potential to generate significant value.

FCX’s investment was negotiated between a special committee of independent directors of the FCX board of directors and a special committee of independent directors of the MMR board of directors.  The special committees each engaged independent financial and legal advisors in connection with this transaction.  The FCX special committee was advised by Lazard Frères & Co and the law firm of Wachtell, Lipton, Rosen & Katz.

The closing of the investment is subject to the completion of MMR’s property acquisition from PXP, MMR shareholder approval of the issuance of securities to FCX, and other customary closing conditions.  Closing of the investment is expected to occur by year-end 2010.

FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world’s largest producer of molybdenum.

The company’s portfolio of assets includes the Grasberg mining complex, the world’s largest copper and gold mine in terms of recoverable reserves, significant mining operations in the Americas, including the large scale Morenci and Safford minerals districts in North America and the Cerro Verde and El Abra operations in South America, and the Tenke Fungurume minerals district in the Democratic Republic of Congo. Additional information about FCX is available on FCX’s web site at “www.fcx.com.”

Cautionary Statement: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that those statements are not guarantees of future performance and our actual future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the proposed transactions and other statements that are not historical facts. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Important factors that can cause actual results to differ materially from the results anticipated by forward-looking statements include, but are not limited to, those associated with general and economic business conditions, fluctuations in

Freeport-McMoRan Copper & Gold

commodity prices, the failure to complete the proposed transaction, the inability to satisfy the closing conditions to the proposed transaction, the risk of loss of some or all of the proposed investment, and other factors described in more detail under the heading “Risk Factors” in our 2009 Form 10-K, filed with the Securities and Exchange Commission (SEC), as updated by our subsequent filings with the SEC.  Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example commodity prices, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, during the quarter, we may make changes to our business plans that could or will affect our results for the quarter. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

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Freeport-McMoRan Copper & Gold